                                                                                                                                                                 Exhibit 4.1

FLORIDA PROGRESS FUNDING CORPORATION, as Issuer,

FLORIDA PROGRESS CORPORATION, as a Guarantor,

PROGRESS ENERGY, INC., as a Guarantor,

and

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

as successor Trustee to The First National Bank of Chicago

SUPPLEMENTAL INDENTURE NO. 2

Dated as of September 30, 2005

SUPPLEMENTAL INDENTURE NO.2

        SUPPLEMENTAL INDENTURE No. 2, dated as of September 30, 2005 among Florida Progress Funding Corporation, a Delaware corporation (the “Company”), Florida Progress Corporation, a Florida corporation, as a Guarantor (“FPC”), Progress Energy, Inc., as a Guarantor (“Progress Energy”, and together with FPC, the “Guarantors”, or when used singularly, a “Guarantor”), and J.P. Morgan Trust Company, National Association, as successor Trustee to The First National Bank of Chicago (the “Trustee”).

RECITALS

        WHEREAS, the Company, FPC and the Trustee have previously executed a Junior Subordinated Indenture, dated as of April 1, 1999, as supplemented by Supplemental Indenture No. 1 thereto, dated as of April 1, 1999 (collectively, the “Indenture”).

        WHEREAS, Section 9.2 of the Indenture provides that with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected, the Company, FPC and the Trustee may enter into an indenture supplemental to the Indenture to change any of the provisions of the Indenture.

        WHEREAS, FPC Capital I, a Delaware statutory business trust (“FPC Capital I”), as Holder of all of the Outstanding Securities, has consented to amend the Indenture to provide (i) that Progress Energy provide the reports specified in Sections 13 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), instead of FPC and (ii) that Progress Energy irrevocably and unconditionally guarantee the Debt Securities.

        WHEREAS, the Company, the Guarantors and the Trustee desire to enter into this Supplemental Indenture No. 2 to amend the Indenture as provided above.

        NOW, THEREFORE, for and in consideration of the premises provided for herein, it is mutually covenanted and agreed as follows:

ARTICLE I

RELATION TO INDENTURE; DEFINITIONS

Section 1.1. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.

Section 1.2. For all purposes of this Supplemental Indenture No. 2:

(a)     Capitalized terms used herein without definition shall have the meanings specified in the Indenture or in the Amended and Restated Trust Agreement, dated as of April 1, 1999, as amended, among the Company, as Depositor, J.P. Morgan Trust Company, National Association, as successor Property Trustee to The First National Bank of Chicago, Chase Bank USA, National Association, as successor Delaware Trustee to First Chicago Delaware Inc., and Progress Energy Service Company, LLC, as successor Administrative Trustee of FPC Capital I, as the case may be;

(b)     All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 2; and

(c)     The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 2.

ARTICLE II

AMENDMENT TO INDENTURE

Section 2.1. Section 7.4 of the Indenture is amended to read as follows:

“The Guarantors shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that Progress Energy may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Progress Energy shall continue to file with the Commission and provide the Trustee with the annual reports and the information, documents and other reports which are specified in Section 13 or 15(d) of the Exchange Act. The Guarantors shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.”

Section 2.2. Article XIV of the Indenture is amended and restated to read as follows:

      “Section 14.1 Guarantee.

Each Guarantor hereby jointly, severally, irrevocably and unconditionally guarantees to each Holder of a Debt Security of each series the due and punctual payment of the principal of and any premium and interest (including Additional Interest) on such Debt Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Debt Security and this Indenture, regardless of any defense, right of set-off or counterclaim that each Guarantor may have or assert, except the defense of payment. The obligations of each Guarantor to make a payment under this Article XIV may be satisfied by direct payment of the required amounts by each Guarantor to the Holders or by causing the Company to pay such amounts to the Holders.

The Guarantee set forth in this Section 14.1 shall not be valid or become obligatory for any purpose with respect to a Debt Security issued after the date of Supplemental Indenture No. 2 to the Indenture until the certificate of authentication on such Debt Security shall have been authenticated by or on behalf of the Trustee by signature; provided, however, no further action shall be required for Debt Securities issued prior to the date of Supplemental Indenture No. 2 to the Indenture.

      Section 14.2 Waiver of Notice and Demand.

Each Guarantor hereby waives notice of acceptance of the Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Company, other Guarantor or any other Person before proceeding against such Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      Section 14.3 Guarantor Obligations Not Affected.

The obligations of each Guarantor under this Article XIV shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

    (a)        the release or waiver, by operation of law or otherwise, of the performance or observance by the Company or any other Guarantor of any express or implied agreement, covenant, term or condition relating to the Debt Securities to be performed or observed by the Company or any other Guarantor;

    (b)        the extension of time for the payment by the Company or any other Guarantor of all or any portion of the interest on the Debt Securities, the Redemption Price or any other sums payable under the terms of the Debt Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Debt Securities (other than an extension of time for payment of interest or any other sums payable that results from the extension of any interest payment period on the Debt Securities of any series permitted by this Indenture);

    (c)        any failure, omission, delay or lack of diligence on the part of the Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Trustee or the Holders pursuant to the terms of the Indenture, any Guarantee or the Debt Securities, or any action on the part of the Company, any other Guarantor or the Trustee granting indulgence or extension of any kind;

    (d)        the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any other Guarantor or any of the assets of the Company or any other Guarantor;

(e) any invalidity of, or defect or deficiency in, the Debt Securities;

(f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

    (g)        any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Article XIV that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Trustee or the Holders to give notice to, or obtain the consent of, either Guarantor with respect to the happening of any of the foregoing.

      Section 14.4 Form of Guarantee.

A notation of the Guarantee shall be set forth on each Debt Security in substantially the following form:

FOR VALUE RECEIVED, FLORIDA PROGRESS CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (“FPC”), and PROGRESS ENERGY, INC., a corporation duly organized and existing under the laws of the State of North Carolina (“Progress Energy”, and together with FPC, the “Guarantors”, which term includes any successor Persons under the Indenture referred to herein) hereby jointly, severally, irrevocably and unconditionally guarantee to the Holder of this Security issued by Florida Progress Funding Corporation (the “Company”), pursuant to the terms of the Guarantee contained in Article XIV of the Indenture, the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, and interest (including Additional Interest) on this Junior Subordinated Note, when and as the same shall due become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture.

The obligations of the Guarantors to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

Notwithstanding anything to the contrary in this Guarantee, all payments in respect of the Guarantee are subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture) of the Guarantors.

THIS NOTES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS THEREOF.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the signature of one of its authorized officers; provided, however, no further action shall be required for Securities issued prior to the date of Supplemental Indenture No. 2 to the Indenture.

(SEAL) Attest: (SEAL) Attest:	FLORIDA PROGRESS CORPORATION By: Name: Title: PROGRESS ENERGY, INC. By: Name: Title:

Notwithstanding anything to the contrary in this Guarantte, the notation on Securities issued prior to the date of Supplemental Indenture No. 2 to the Indenture shall remain in force and effect.

      Section 14.5 Execution of Guarantee.

To evidence the Guarantee to the Holders specified in Section 14.1, each Guarantor hereby agrees to execute the notation of the Guarantee, in substantially the form set forth in Section 14.4, to be endorsed on each Security authenticated and delivered by the Trustee. Each Guarantor hereby agrees that the Guarantee set forth in Section 14.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee. Each such notation of the Guarantee shall be signed on behalf of each Guarantor, by a director or officer, prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the due authentication thereof by the Trustee hereunder, shall constitute due delivery of the Guarantee on behalf of a Guarantor. Such signature upon the notation of the Guarantee may be a manual or facsimile signature of any such director or officer and may be imprinted or otherwise reproduced below the notation of the Guarantee, and in case any such director or officer who shall have signed the notation of the Guarantee shall cease to be such director or officer before the Security on which such notation is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the notation of the Guarantee had not ceased to be such director or officer of that Guarantor.

      Section 14.6 Subrogation.

Each of the Guarantors shall be subrogated to all rights (if any) of the Holders against the Company or the other Guarantor in respect of any amounts paid to the Holders by that Guarantor under this Article XIV with respect to any series of Securities; provided, however, that a Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Article XIV with respect to a series of Securities if, at the time of any such payment, any amounts are due and unpaid under such series of Securities. If any amount shall be paid to a Guarantor in violation of the preceding sentence, that Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

      Section 14.7 Independent Obligations.

Each Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company and the other Guarantor with respect to the Securities and that each Guarantor shall be liable as principal and as debtor hereunder to make payments pursuant to the terms of the Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 14.3 hereof.

      Section 14.8 Subordination.

Each Guarantor covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the same extent and in the same manner set forth in Article XIII with respect to subordination and relative rights of the Securities, all payments in respect of the Guarantee are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt of each Guarantor.

      Section 14.9 Assumption by Guarantors.

Each Guarantor may, without the consent of the Holders of the Securities of any series, assume all of the rights and obligations of the Company hereunder with respect to a series of Securities and under the Securities of such series if, after giving effect to such assumption, no Event of Default shall have occurred and be continuing. Upon such an assumption, such Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Company and the Company shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such series.

Each Guarantor shall assume all of the rights and obligations of the Company hereunder with respect to a series of Securities and under the Securities of such series if, upon a default by the Company in the due and punctual payment of the principal, sinking fund payment, if any, premium, if any, or interest on such Securities, the Guarantors are prevented by any court order or judicial proceeding from fulfilling their obligations under the Guarantee with respect to such series of Securities. Such assumption shall result in the Securities of such series becoming the direct obligations of such Guarantor(s) and shall be effected without the consent of the holders of the Securities of any series. Upon such an assumption, the Guarantors shall execute a supplemental indenture evidencing the assumption of all such rights and obligations of the Company, and the Company shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such.”

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.

Section 3.2. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.3. THIS SUPPLEMENTAL INDENTURE NO. 2 SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, as of the day and year first written above.

Attest: /s/ Frank A. Schiller Secretary Attest: /s/ Frank A. Schiller Secretary Attest: /s/ Frank A. Schiller Secretary Attest: /s/ Christopher C. Holly Secretary	FLORIDA PROGRESS FUNDING CORPORATION

By: /s/ Thomas R. Sullivan
Its: Vice President
Executed in Raleigh, North Carolina

FLORIDA PROGRESS CORPORATION
as a Guarantor

By: /s/ Geoffrey S. Chatas
Its: Executive Vice President
Executed in Raleigh, North Carolina

PROGRESS ENERGY, INC.
as a Guarantor

By: /s/ Geoffrey S. Chatas
Its: Executive Vice President and Chief Financial Officer
Executed in Raleigh, North Carolina

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor
Trustee to The First National Bank of Chicago

By: /s/ Janice Ott Rotunno
Its: Vice President
Executed in Chicago, Illinois